EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-83676 of ManTech International Corporation on Form S-8 of our report dated June 12, 2008, appearing in this Annual Report on Form 11-K of the ManTech International Corporation Employee Stock Ownership Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

June 12, 2008

14